SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 4, 2002
                                                          -------------

                    ASSOCIATED AUTOMOTIVE GROUP INCORPORATED
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)



           Florida                      0-24681                65-0816177
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission File          (IRS Employer
      or incorporation)                 Number)           Identification No.)



             2600 South Federal Highway, Delray Beach, Florida 33483
             -------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (561) 279-8700
                                                   --------------



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.
         -------------

         On March 4, 2002 Associated Automotive Group Incorporated announced that it entered into a letter of intent to acquire the assets of The New Auto Toy Store, Inc., a highline automobile dealership located in South Florida and the ongoing business of Anthony Leasing, Inc., a related automobile leasing business of The New Auto Toy Store, Inc. The boards of directors of Associated Automotive Group Incorporated, The New Auto Toy Store and Anthony Leasing, Inc. have approved the transaction. Associated Automotive Group Incorporated expects to close the transaction within the next 60 days.

         Under the terms of the letter of intent (subject to change), Associated Automotive Group Incorporated will pay approximately $20,000,000 in cash plus 1,785,000 shares of its restricted common stock to purchase all of the business operating assets of The Auto Toy Store, including approximately $22,000,000 of inventory (consisting of pre-owned highline and exotic vehicles). In addition, Associated Automotive Group Incorporated will have a two year option to purchase The Auto Toy Store's associated real estate, which includes three buildings. A significant portion of the cash component of the purchase price will be derived from a new floor plan and credit facility secured by the inventory. Approximately 750,000 shares of the restricted common stock purchase price will come from currently issued and outstanding shares of Associated Automotive Group Incorporated.

ITEM 7.  Financial Statements, Pro Forma Information and Exhibits.
         ---------------------------------------------------------

         None.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ASSOCIATED AUTOMOTIVE GROUP INCORPORATED

                                       /s/ David Jacoby
                                       -----------------------------------------
                                       David Jacoby, Vice President


Dated: March 5, 2002



































                                       3